STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 16, 2018

Job Number: C20180416-1538
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20180171685-79	Amendment	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Clair Fry
Certificate Number: C20180416-1538

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20180171685-79
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 04/16/2018 12:35 PM
	Entity Number E0496112014-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Datasea Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 of the Articles of Incorporation of the Corporation is hereby amended by adding a new subsection at the end of Article 3 as follows: (e) Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to the Nevada Revised Statutes, all the issued and outstanding shares of Common Stock (the "Old Common Stock") shall be automatically combined and reclassified such that every three (3) shares of Old Common Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock (the "New Common Stock") without any action by the holders thereof (the "Reverse Stock Split"). [See Annex A]

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X 付志強

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Annex A

Article 3 of the Articles of Incorporation of the Corporation is hereby amended by adding a new subsection at the end of Article 3 as follows: (e) Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment pursuant to the Nevada Revised Statutes, all the issued and outstanding shares of Common Stock (the "Old Common Stock") shall be automatically combined and reclassified such that every three (3) shares of Old Common Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock (the "New Common Stock") without any action by the holders thereof (the "Reverse Stock Split"). The Corporation shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. In lieu thereof, each fractional share of New Common Stock shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock, subject to the treatment of fractional shares as described above.